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                                                                    Exhibit 99.1
                        Press Release of the Registrant



Contact:
---------

Mark R. Vincent
---------------
Director, Corporate Communications
& Investor Relations
mvincent@curagen.com
CuraGen Corporation
1-888-GENOMICS
www.curagen.com
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FOR IMMEDIATE RELEASE
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CuraGen Corporation Offering 4 Million Shares of Its Common Stock

New Haven, CT -- November 6, 2000 -- CuraGen Corporation (Nasdaq: CRGN), an integrated genomics based drug discovery and development company, announced today that it is making a public offering of 4 million newly issued shares of its common stock, plus up to 600,000 additional shares to cover any over-allotments. All shares of the common stock are being offered by the Company. The shares of common stock are being offered through a prospectus supplement pursuant to the Company's effective shelf registration statement in an offering jointly lead-managed by Morgan Stanley Dean Witter and Lehman Brothers, and co-managed by Dain Rauscher Wessels; Bear, Stearns & Co. Inc.; Prudential Vector Healthcare, a unit of Prudential Securities; and Thomas Weisel Partners LLC. A copy of the prospectus related to the offering can be obtained from Morgan Stanley Dean Witter at 1585 Broadway, New York, NY 10036, (212) 761-4000.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. A shelf registration statement relating to the shares that the Company intends to sell has previously been filed with, and declared effective by, the Securities and Exchange Commission. Any offer, if at all, will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

CuraGen Corporation is advancing the discovery and development of pharmaceutical and life science products through the systematic application of genomics. CuraGen's fully integrated, Internet-based functional genomic technologies, services, and information systems are designed to rapidly generate comprehensive information about genes, human genetic variations, gene expression, protein expression, protein pathways, and potential drugs that affect these pathways. The Company is applying this comprehensive functional genomics platform to develop protein and antibody drugs, and to identify small molecule drug targets. CuraGen has conducted research for collaborators including Abgenix, Biogen, COR Therapeutics, Dupont/Pioneer Hi-Bred International, Gemini Genomics, Genentech, Glaxo Wellcome, Hoffmann-La Roche, Ono Pharmaceuticals, and Roche Vitamins. CuraGen employs over 300 people and is headquartered in New Haven, CT.


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